                                                                   EXHIBIT 10.29


NETTING AGREEMENT

BETWEEN:

PECHINEY SERVICES, a Belgian limited company (societe anonyme) with head offices in Brussels at 14, place Saint-Lambert - 1200 BRUXELLES and with administrative offices in Brussels at 24, rue de la Loi - 1000 BRUXELLES, registered with the Belgian Commercial Registrar (registre du commerce), under No. 559568 by Mr. Francois NEWEY, Administrator-Delegate

Nacanco Paketleme Sanayi Ve Ticaret A.S., a company with administrative offices in Manisa, Turkey.

National Can Puerto Rico, Incorporated, a company with administrative offices in Catano, Puerto Rico.

American National Can Company, a company with administrative offices in Chicago, Illinois (U.S.A.).

American National Can Overseas Corp., a company with administrative offices in Chicago, Illinois (U.S.A.).

Pechiney World Trade (USA), Incorporated, a company with administrative offices in Greenwich, Connecticut (U.S.A.).

American National Can Canada Inc., a company with administrative offices in Brampton, Ontario (Canada).

Nacanco Deutschland GmbH, a company with administrative offices in Gelsenkirchen, Germany.

Nacanco Limited, a company with administrative offices in Luton, England.

Pechiney Packaging Food & General Line Limited, a company with administrative offices in Luton, England.

Nacanco Service Europe Limited, a company with administrative offices in Luton, England.

Pechiney UK Limited, a company with administrative offices in Berkshire, England.

Nacanco France, a company with administrative offices in Mont, France.

Nacanco SA, a company with administrative offices in Gravelines, France.

American National Can Asia Pacific Limited, a company with administrative offices in Cause Bay, Hong Kong.

Nacanco Ireland Limited, a company with administrative offices in Waterford, Eire.

Nacanco Spa, a company with administrative offices in Nogara, Italy.

Nacanco Can Italia Spa, a company with administrative offices in Castel San Giorgio (Salerno), Italy.

National Can Iberia, a company with administrative offices in Valdemorillo, Spain.

American National Can Holdings (Europe) BV, a company with administrative offices in Luton, England.

Pechiney, a company with administrative offices in Courbevoie, France.

the aforementioned companies being represented by PECHINEY SERVICES, a Belgian limited company (societe anonyme) with head offices in Brussels at 14, place Saint-Lambert - 1200 BRUXELLES and with administrative offices in Brussels at 24, rue de la Loi - 1000 BRUXELLES, registered with the Belgian Commercial Registrar (registre du commerce), under No. 559568 by Mr. Francois NEWEY, Administrator-Delegate

both on behalf of the latter and of the other aforementioned companies, pursuant to the mandates annexed to the present Agreement hereinafter named collectively the "Companies" individually the "Company"

and

BANQUE DE NEUFLIZE SCHLUMBERGER MAILLET, an Executive Committee-Supervisory Board company (societe anononyme a Directoire et Conseil de surveillance) with share capital of 672 000 000 Francs and with head offices at 3 avenue Hoche, 75410 Paris Cedex, registered with the "registre du commerce et des societes de Paris" (the Paris Registrar of Trade and Companies) under No. B 552 003 261 represented by Mr. Jan Willem den BOSCH, Attorney and Mr. Claude BLANDIN, Associate Director, both of whom are duly authorized by Mr. Henri MOULARD, Banker, residing at 3 Avenue Hoche, 75410 PARIS Cedex 08 (France), pursuant to the powers conferred on him under the original act delivered by Maitre Jean-Marie PLESSY, Notary, Partner of "Jean-Marie PLESSY, Gerard SCHMITT, Robert THERET et Philippe LEROY", Notaires Associes, a Professional Civil Partnership (Societe Civile Professionelle), member of a Notarial Office (Office Notarial) in Paris (France), 28 rue Chateaudun, dated February 11, 1993, a power of attorney by which the aforementioned Mr. Henri Moulard acted in the name and on behalf and in the capacity of Chairman of the Executive Committee (President du Directoire) of the Bank,

named to that position as of January 1, 1993, pursuant to a resolution taken by the Supervisory Board (Conseil de Surveillance) of the Company on September 30, 1992, of which the certified copy of an excerpt was deposited in the minutes of the aforementioned Notarial Office on January 15, 1993, and having all powers hereunder pursuant to articles 124 and 126 of Law 66-537 of July 24, 1966, (the "Company Act"),

hereinafter the "Bank"


RECITALS:

                  - the Companies as a result of their relationship and their wish to alleviate their administrative tasks and to reduce operating costs have agreed to simplify the settling of their reciprocal commercial claims by off-setting them in accordance with the terms and conditions set forth hereunder;

                  - the Bank, due to its international network and a computerized system ensuring the adequate functioning of such off-setting, has declared itself prepared to allow access to such System by the Companies and simultaneously to handle the execution of the transactions called for by the Companies subject to the conditions set forth below:

ARTICLE I - DEFINITIONS

"CLEARING MEMBER"

PECHINEY SERVICES, a Belgian limited company (societe anonyme) with head offices in Brussels at 14, place Saint-Lambert - 1200 BRUXELLES and with administrative offices in Brussels at 24, rue de la Loi - 1000 BRUXELLES, registered with the Belgian Commercial Registrar (registre du commerce), under # 559568 by Mr. Francois NEWEY acting as Administrator-Delegate or any person whom it appoints within the scope of its legal powers, provided however that this delegation of powers was duly communicated beforehand to the other parties to the present Agreement by registered letter with proof of receipt.

"SUBSIDIARY"

Any Company controlled by PECHINEY in the sense of article 355.1 of Law 66-537 of July 24, 1966.

"ABN AMRO"

The group of ABN AMRO subsidiaries and banks, of which a portion of capital is held directly or indirectly by ABN AMRO Holding N.V, a Dutch company.

"NETTING ACCOUNT"

An account named "Netting Account" shall be opened in the books of ABN AMRO in the name of the Clearing Member. It shall consist of an account that centralizes all payments made in the course of a netting. Such account shall be opened exclusively for the purposes of recording the netting transactions; under no circumstance may it be mingled with other accounts of the Clearing Member and it shall not give rise to delivery of checks.

"COMPANIES"

All subsidiaries, notably the Clearing member, as well as PECHINEY, participating in the netting transactions and signatories of the Agreement.

"CALENDAR"

The Bank shall maintain the netting calendar and offer its cooperation to the Clearing Member for the purposes of defining such calendar, while ensuring that the netting and settlement dates proposed by the Clearing Member are working days in the countries in which the Companies are located. The 1995 Calendar appears in Annex 1.

"NETTING DATE"

Working Day on which the Clearing member determines the final amount to be paid or received for each Company participating in the Netting.

Such date shall come no later than two (2) days prior to the Settlement Date.

"SETTLEMENT DATE"

Working day on which the net position of each Company shall be credited or debited. In the absence of another arrangement, such date shall be two (2) Working days after the Netting date.

"WORKING DAY"

Working day refers to a day on which the Banks of all of the countries, in which the settling by the Companies of payment orders required for the netting to occur, are open.

"NETTING CURRENCY"

Common unit of currency used by the Clearing Member to off-set among the Companies debts and claims denominated in different currencies listed on currency markets. By common agreement with the Bank, the Companies and the Clearing Member choose for the execution of the present Agreement the following currency: French Francs (FRF).

"NETTING"

Transaction consisting of the centralization on a given date:
- of payments between companies of the same group and to ensure their off-setting;
-        of payments to third parties.

"SETTLEMENT CURRENCY"

Unit of Currency established for each Company for the purposes of satisfying the payment orders proposed by the System and determined as indicated in Annex 5, except for orders pertaining to currency transactions, for which the settlement currency is that of the transaction.

"TRANSACTION CURRENCY"

Unit of currency in which a claim or debt is denominated in the System.

"SYSTEM"

The System is composed of:
- the NettingStation software, which is to be installed on the personal computers of the Companies and which is used for the periodic settling of debts and claims;

- a central server, set up in Amstelveen, the Netherlands, which is the property of, and is maintained by ABN AMRO, and which handles and distributed information regarding the transactions of the relevant Companies;

- a telecommunication network to which the Clearing Member and the Companies have access in order to transmit information using NettingStation from personal computers to the ABN AMRO server;

- a security code, which allows for the control of access to the network and to the central server.

This System presents the following characteristics:

- the off-setting transaction shall be executed on behalf of all of the Companies by the Clearing Member, who shall coordinate and centralize all Netting payments;

- debts of each Company owed through the System to each of the other Companies are to be converted into the Netting Currency. The net positions which arise after off-setting shall then be reconverted on the Netting Date into the Settlement Currency of each of the Companies;

- in order to allow each Company to asses its net position in its own Settlement Currency, rates shall be entered into the System on a daily basis by ABN AMRO. These rates shall be those provided by the Reuter AABC page. The rates used for the calculation of the final off-set shall be proposed by the System (AABC Reuters page rates of ABN AMRO) or provided by the Clearing Member;

- the System allows each Company to enter transactions of cash sales or purchases of currencies;

- the System allows the inclusion of debts to third parties, provided that the regulations applicable to such transactions are complied with by the Companies. Such third parties shall receive those sums owed to them in the Transaction Currency;

- the System allows the entry of foreign exchange SWAP agreements, which shall be settled in the currency of such agreements. They may only be entered into by one Company in accordance with the particular terms and conditions to be determined elsewhere by the Clearing Member and the Bank.

         The Bank and Companies agree that the Companies shall be provided every new version of the NettingStation software free of charge.

"SYSTEM PARAMETERS"

The information provided by the Clearing Member and the Companies to the Bank pertaining to, among other things, the address, contact persons, banking references of the Companies.

ARTICLE II - SYSTEM ACCESS

The Bank shall offer the Companies a non-exclusive right of use of the system subject to the conditions of the present Agreement. Access to the System's central server is limited to those periods set forth in Annex 2 of the present Agreement.

The bank guaranties that it holds the necessary rights to provide the Companies the right of use. The fact that the Bank shall provide such a right of use in no way gives rise to a transfer of relevant property rights, notably as regards the software and the information framework.

The Companies renounce any cession to third parties or any copy, under any circumstances, of software, documentation, security codes, instruction manuals, and other information pertaining to the System that they receive from the Bank, except for backup copies, which may be saved at another location than the Companies' offices, provided the Bank has consented thereto beforehand. The Companies must in that case take all necessary precautions to prevent access to these copies by unauthorized third parties.

The Companies shall keep confidential such software, documentation, security codes, instruction manual, and any other information provided by the Bank and shall take all necessary precautions to ensure such confidentiality.

For security purposes, the Companies must act in strict accordance with the security procedures agreed upon with the Bank, in particular authentification procedures. The Companies are responsible for maintaining in a secure place the authentification codes and other security measures communicated to them by the bank, as well as for the consequences of their possession by unauthorized persons.

Where authentification measures are used, the Companies shall be made unconditionally liable both to the Bank and to any third party as a result of orders or instructions that they have communicated to the Bank, even if such orders or instructions were given by an unauthorized person.

Neither the Companies nor the Bank shall question the validity of messages transmitted and maintained by computer. Messages transmitted in accordance with the authentification procedures agreed upon shall the same evidentiary value as a validly written and signed document.


ARTICLE III - SCOPE OF THE AGREEMENT

The Companies shall be responsible for the information provided to the System and for the System Parameters that they communicate to the bank.

The bank must ensure the accurate maintenance of the Clearing Member's Account as regards the execution of the present Agreement (in particular, but without being limited to the following, the execution of wire and transfer orders, compliance with effective dates for payment and cashing in, etc.) and the execution of currency transactions requested by the Clearing Member.

It is expressly agreed that the off-setting, having been decided as falling within the responsibility of the Clearing Member and of the Companies, and executed by means of the System, shall liberate each Company with respect to each of the others up to a maximum of the amounts entered into the System as final and net.

Each Company undertakes to execute payment orders that are necessary for the automatic settlement by setting-off the amount that one Company would owe the other on the Netting Date as calculated in the Netting currency and under the supervision of the Clearing Member, by means of the System. The following shall hold true regardless of the currency in which the relevant reciprocal claims and debts are denominated.

The Companies retain the right to execute separately the settlement of any debt that they wish to exclude from the netting arrangement. The relevant Companies would then have to exclude from the System all entries of information pertaining to such debt.

ARTICLE  IV - OPERATION

The Companies shall be required to enter into the System the amount of their debts (or claims) due for repayment to each of the other Companies.

All reciprocal debts and claims, denominated in the various currencies shall be converted into the Netting Currency.

On the Netting date, and for each Company, two amounts expressed in the Netting Currency shall be calculated:

         - the total of claims owed by the remaining Companies
         - the total of debts owed to the remaining Companies.

The balance of the amounts, to be paid or received, depending on the case, shall constitute the net position of each Company.

The System shall provide on the netting date a statement of payment orders to the credit of the bank account or accounts of those Companies whose net position is a credit balance. Such payment shall be the value in exchange for their net credit balance positions in the Settlement Currency. The Companies shall instruct their banks to make the necessary transfers in order to settle on the Settlement Date their net debit balances on the Netting Account (as specified in their respective netting reports).

On the order and subject to the liability of the Clearing Member, the different positions that result from the netting shall be satisfied by the execution of the payment orders.

The conditions that apply to payment orders pertaining to Netting are set forth in Annex 3.

The Clearing Member undertakes to take all steps in order to ensure the netting transactions are executed in accordance with the regulations pertaining to netting in the country of residence of each Company. ABN AMRO reserves the right to modify or not to execute any instruction that would be contrary to such regulations.

As regards third parties, the System shall provide a statement of payment orders that reflects the amount and currency of the transactions entered into by the Companies, third parties having no participation whatsoever in the netting.

Under no circumstances shall the payment orders cause the Netting Account to have a debit balance.


ARTICLE V - BANK LIABILITY

The Bank undertakes to ensure the adequate functioning of the System. However, its liability hereunder is strictly limited to the tasks allocated to it and listed below:

         -        the follow up of payment orders on their effective date,
         - the follow up of the execution and presentation of the administrative documents showing the set off of operations to financial authorities, in accordance with their specifications,
         - the execution of potential Netting exchange transactions, i.e. the execution of currency purchase or sale orders according to orders given by the Clearing Member following the regular rules of the currency exchange market.

The Bank shall consider information received from the Companies and its knowledge relating to the Companies' contemplated operations as confidential unless otherwise specified by law or statutes applicable to the Bank.

Under no circumstances shall the Bank be liable for a technical failure, and in particular for the defective functioning of the connection equipment to the automated trading system installed on the Companies' premises which could affect the execution of the Clearing Member's instructions, and in general in the event of lateness in the trading or execution of such instructions due to a case of force majeure or to an event beyond its control or the control of ABN AMRO, or an event caused by a Company or a third party. ABN AMRO is not considered to be a third party in the sense of the present provision in Sections II, III, IV.

Except for the cases enumerated above, the Bank undertakes to intervene at its own cost (directly or indirectly) to remedy the potential failures of the System that have been discovered.

The Bank is bound in any case to inform the Clearing Member of all problems or failures of the System as soon it is has become aware of them and shall do its best to remedy the situation, or at least, to provide the Companies with alternatives in due course.

In addition, the Bank shall do its best to keep the Clearing Member informed of any evolution of local legislation on Netting in the countries in which the Companies are located and which could affect the Netting's operation as described in the present Agreement.

If the Bank's liability is engaged due to the execution of this Agreement, the Companies would only be entitled to request as indemnification and damages for their actual loss the lesser of the two following amounts:

         - FRF 200,000
         - the actual amount of remuneration paid by the Clearing Member over the course of the twelve months preceding the event having given rise to the loss.

The parties expressly agree that the limits upon the liability of the Bank set forth in the present section shall not be applicable in the event of gross fault or gross negligence on the part of the bank or in the event of the non-application by ABN AMRO of the correct effective date to the payment orders, subject only to the reservations provided for in Section IV above.


ARTICLE VI - PAYMENT

All expenses, commissions and fees due to the Bank pursuant the execution of the present Agreement are set forth in Schedules 3 and 4. They shall be included in a monthly statement made out to the Clearing Member after each Netting Date, and shall be sent to the Clearing Member. The Clearing Member shall effect payment by direct transfer upon receipt.

The Clearing Member shall re-bill each Company for the commissions and fees of the Bank attributable to each Company.

The Bank reserves the right to modify the rates of its services listed in Schedules 3 and 4. In this case, it shall alert the Clearing Member by registered mail with acknowledgment of receipt two months before the expected date of application of the new rates. The new rates cannot take effect without agreement of the Clearing Member.

The rates shall be increased by the amount of the TVA at the rates in effect at the date of billing.

ARTICLE VII - DURATION OF THE AGREEMENT

The present Agreement is concluded for a duration of one year from its taking effect, renewable by tacit agreement for an unlimited period. The Agreement shall take effect at the time that the Bank, the Clearing Member and at least two companies have signed it.

1. Each party may terminate the present Agreement by registered mail with acknowledgment of receipt:

         - to the Bank, if the termination is requested by the Clearing Member;

         - to the Clearing Member, if the termination is requested by the Bank;
         - to the Bank and the Clearing Member, if the termination is requested by another party.

Aside from the specific exceptions outlined below, this termination shall take effect on the date of receipt by the addressee of the letter of termination except in the case where termination is requested by a Company other than the Clearing Member, in which case the termination shall take effect on receipt of the termination letter by the Bank.

2. The termination of the present Agreement may be executed and may take effect in spite of the above provisions under the following conditions:

         2.1 before the end of the first year of execution of the present Agreement with one months' notice. This termination shall take effect on the first Settlement Date following the end of the first year;

         2.2 after the first year of execution of the present Agreement, at any time, subject to three months' notice. This termination shall take effect on the first Settlement Date following the expiration of the notice.


3. It is expressly agreed that this Agreement shall be terminated as of right without notice and without any other formality other than that provided for in paragraph VII 1 above.

         3.1 If it appears necessary to the Bank or to any of the Companies, including the Clearing Member, in any of the following cases:

                  - non-execution by one of the Companies of its obligations under this Agreement;
                  - failure to pay caused by one of the Companies and declared to the central bank of its country of residence;
                  - seizure, blockage or any opposition imposed on one of the accounts opened on the books of the Bank or of ABN AMRO in the name of one of the Companies;
                  - suspension of activity or payment or any out of court or judicial bankruptcy procedure or liquidation of one of the Companies;
                  -        loss of Subsidiary status by one of the Companies;
                  - non-respect by one of the Companies of any of its commitments under this Agreement;
                  - in case of the occurrence of new circumstances, especially the changing of applicable legal, regulatory or fiscal provisions that affect the validity or the conditions of execution of this Agreement and whose existence would be justified by the party requesting the termination.

         3.2 If it appears necessary to the Clearing Member in the event of non-execution by the Bank of any of its obligations under this Agreement;

         3.3      If it appears necessary to the Bank:

                  - in the event of non-execution by the Clearing Member of any of its obligations under this Agreement;
                  - there is a lack of agreement on the modification by the Bank of the pricing of its services appearing in Schedules 3 and 4.

         However, except for the provisions in Article VII-1 above, the Agreement shall be terminated under law upon the occurrence of the event independent of the date of receipt of the letter of termination above in one of the following cases:

         - seizure blockage or any opposition affecting one of the Clearing Member's accounts,
         - suspension of payment or any out of court or judicial bankruptcy procedure or liquidation of the Clearing Member.

4. The termination of this Agreement shall only apply to the Company to which one or the other of the cases of termination mentioned above occurs, except if it concerns the Clearing Member or the Bank, in which case this Agreement shall be terminated in its entirety and shall cease to apply to all of the Companies.

         In all cases of termination, the payment anticipated in Article VI shall remain due to the bank until the date of the termination; those relating to the maintenance of the accounts shall be due for all months that have begun.

ARTICLE VIII - DECLARATIONS AND PRIOR CONDITIONS

The Clearing Member declares that:

         - netting transactions between the Companies are executed under its sole supervision;
         - the person signing this Agreement on behalf of the Companies has been duly authorized for this purpose by the appropriate authorities of the Clearing Member.

Each Company declares that concerning the requirements for the signature and execution of this Agreement:

         - that this Agreement and its application are in accordance with the Company's bylaws.

         - that at the date of signature of this Agreement, it conforms to the legislation and regulations applicable to the Company and that all the authorizations required have been obtained from the appropriate authorities of the Company or from any third parties.

Each Company agrees to conform to all applicable regulations concerning the execution of this Agreement; the Bank cannot be held liable on this account.


ARTICLE IX - AMENDMENT

Any modification to this Agreement shall be made in the form of a supplemental agreement signed by the Clearing Member, on behalf of and with the authorization of the Companies, and by the Bank.

Any Subsidiary may request to be made a party to this Agreement, either directly with the express consent of the Clearing Member, or through its intermediary. If the Bank agrees to this request, the Subsidiary concerned shall sign a supplemental agreement with the Bank and the Clearing Member, under the terms of which the subsidiary shall be considered to be a party to this Agreement; this shall be applicable as soon as the Subsidiary satisfies the conditions provided under Article VIII, without it being necessary to obtain the agreement of the other Companies.

ARTICLE X - APPLICABLE LAW AND JURISDICTION

This Agreement is subject to French law.

Only the French version of this Agreement shall be valid and binding, to the exclusion of any translation in another language.

Failing out of court settlement by the parties, any dispute relating to the validity, interpretation or execution of any provision of this Agreement shall be ruled upon by the competent courts within the jurisdiction of the Court of Appeal of Paris.

Done in duplicate in
Brussels
July 21, 1995

For the Companies          For the Bank


(seal and signature)                (seal and signature)
F. NEWEY                   Mr. Jan Shallem den BOSCH
                           President of PECHINEY SERVICES            Mr. Claude
                           24 rue de la Loi - Bte 5                  BANQUE
                           1000 Brussels                             MAILLET
                           Tel.  (02) 509.09.44                      3 Avenue
                           Fax (02) 509.09.96                        75410 Pari





                                                     SCHEDULE 1

                                                NETTING CALENDAR 1995

----------------------------------------------------------------------------------------------------------------
       Month           Netting Code        Reporting          Control         Compensation          Value
                                              X-6               X-4               X-2
----------------------------------------------------------------------------------------------------------------
August                     0895              7/24               7/25              7/31               8/2
----------------------------------------------------------------------------------------------------------------
September                  0995              8/23               8/28              8/30               9/1
----------------------------------------------------------------------------------------------------------------
October                    1095              9/21               9/26              9/28              10/2
----------------------------------------------------------------------------------------------------------------
November                   1195              10/25             10/30              11/2              11/6
----------------------------------------------------------------------------------------------------------------
December                   1295              11/21             11/28             11/30              12/04
----------------------------------------------------------------------------------------------------------------

                                 ACCESS SCHEDULE

Access to the System's central server is limited to the following schedule:
         from 2:00 a.m. to 12:00 a.m. seven days a week.




                                   SCHEDULE 3


                           Financial Conditions of International Transfers and Accounts

----------------------------------------------------------------------------------------------------------------
     Opening Account           Monthly maintenance of      International transfers    International transfers
                                      account                     received                     issued
----------------------------------------------------------------------------------------------------------------
            0                           150                          150                        150
----------------------------------------------------------------------------------------------------------------



Prices are indicated in French francs excluding tax.

                                   SCHEDULE 4

                     Financial Conditions of Nettingstation


INSTALLATION:
Installation includes providing software, manuals, Digipass (security equipment), as well as installing the System's parameters on the ABN AMRO server.

TRAINING:
This includes a one-day user training session in Paris and in the United States. Supplementary training can be organized on location at the Bank at the request of the Clearing Member for a maximum of ten participants. Training costs charged by the Bank are fixed at French francs 6,000 (excluding tax) per day.

MAINTENANCE:
This includes telephone assistance to the Companies and the supply of new versions of the Nettingstation software package.

INSTALLATION COSTS:


Installing parameters, training, evaluation, maintenance:     FF 40,000 (excluding tax)
Digipass (2 cards recommended per station):                   FF 250/card (excluding tax)

PERIODIC COSTS:

Monthly fixed costs:                                          FF 150/subsidiary (excluding tax)
                                                              FF 50/other participant (excluding tax)
Processing costs:                                             FF 6,000/Netting (excluding tax)
                                                              FF 1.50/transaction (excluding tax)

                                   SCHEDULE 5


                      Currency of payments by participants



----------------------------------------------------------------------------------------------------------------
Company                                                           Currency of payment
----------------------------------------------------------------------------------------------------------------
Nacanco Paketleme Sanayi Ve Ticaret A.S.                          Transaction
----------------------------------------------------------------------------------------------------------------
National Can Puerto Rico, Incorporated                            USD
----------------------------------------------------------------------------------------------------------------
American National Can Company                                     USD
----------------------------------------------------------------------------------------------------------------
American National Can Company ITO                                 Transaction
----------------------------------------------------------------------------------------------------------------
American National Can Overseas Corp.                              USD
----------------------------------------------------------------------------------------------------------------
Pechiney World Trade (USA)                                        USD
----------------------------------------------------------------------------------------------------------------
American National Can Canada Inc.                                 CAD
----------------------------------------------------------------------------------------------------------------
Nacanco Deutschland GmbH                                          DEM
----------------------------------------------------------------------------------------------------------------
Nacanco Limited                                                   GBP
----------------------------------------------------------------------------------------------------------------
Pechiney Packaging Food & General Line Limited                    GBP
----------------------------------------------------------------------------------------------------------------
Nacanco Service Europe Limited                                    GBP
----------------------------------------------------------------------------------------------------------------
Pechiney UK Limited                                               GBP
----------------------------------------------------------------------------------------------------------------
Nacanco France                                                    FRF
----------------------------------------------------------------------------------------------------------------
Nacanco SA                                                        FRF
----------------------------------------------------------------------------------------------------------------
American National Can Asia Pacific Limited                        HKD
----------------------------------------------------------------------------------------------------------------
Nacanco Ireland Limited                                           IEP
----------------------------------------------------------------------------------------------------------------
Nacanco Spa                                                       ITL
----------------------------------------------------------------------------------------------------------------
National Can Italia Spa                                           ITL
----------------------------------------------------------------------------------------------------------------
National Can Iberian SA                                           ESP
----------------------------------------------------------------------------------------------------------------
American National Can Holdings (Europe) BV                        NLG
----------------------------------------------------------------------------------------------------------------
Pechiney                                                          Transaction
----------------------------------------------------------------------------------------------------------------

                                    AMENDMENT


                                   OF [ ] 1999





                            TO THE NETTING AGREEMENT

BETWEEN:

         Pechiney, a company (societe anonyme) with head offices at 7 place du Chancelier Adenauer 75116 Paris, registered with the "registre du commerce et des societes de Paris" (the Paris Registrar of Trade and Companies) under No. [ ], represented by Mr. [ ] who is duly authorized, acting on behalf of both Pechiney and those companies included in the list found in Annex 1, under the powers hereinafter annexed,

         Hereinafter referred to individually as the "Company" and collectively as the "Companies",

                                                                On the one part,

AND


         Banque Neuflize Schlumberger Mallet, an Executive Committee-Supervisory Board company (societe anononyme a Directoire et Conseil de surveillance) with head offices at 3 avenue Hoche, 75410 Paris Cedex, registered with the "registre du commerce et des societes de Paris" (the Paris Registrar of Trade and Companies) under No. 552 003 261, represented by Mr. [ ] who is duly authorized,

         Hereinafter the "Bank",

                                                              On the other part,

         Hereinafter referred to individually as the "Party" and collectively as the "parties".


RECITALS:

         A netting agreement (hereinafter the "Agreement") was entered into on July 21, 1995 between the Bank, on the one part, and Pechiney Services, on the other part, acting on behalf of the "COMPANIES", as this expression is defined in the Agreement.

         By letters exchanged between the Bank, Pechiney Services and the COMPANIES, on December 12, 1997, Pechiney Services assigned to Pechiney the entirety of its rights and obligations pursuant to the Agreement in its capacity as "CLEARING MEMBER" as this expression is defined in the Agreement.

         The Parties wish to modify the Agreement so that the Companies, in which AMERICAN NATIONAL CAN GROUP Incorporated shall hold, directly or indirectly, more than one half of the voting rights and whose list appears hereinafter in Annex 2, remain parties to the Agreement, whereas they would no longer constitute "SUBSIDIARIES" in the sense of the Agreement, in accordance with the terms and conditions of the present amendment (hereinafter the "Amendment").

THE PARTIES NOW AGREE AS FOLLOWS:

ARTICLE 1. The Parties have decided that the Companies, in which AMERICAN NATIONAL CAN GROUP Incorporated shall hold, directly or indirectly, more than one half of the voting rights and whose list appears in Annex 2 (hereinafter the "Beneficiaries"), are to remain parties to the Agreement, whereas the Beneficiaries would no longer constitute SUBSIDIARIES in the sense of the Agreement. Consequently, the Parties are modifying the definition of the expression "COMPANIES" of article 1 of the Agreement to include the expression the "Beneficiaries", as defined above.


                           For purposes of clarity, it is specified that the
                  provisions of article 3.1 of the Agreement, relating to the option to terminate the Agreement in the event of the loss of the status of AFFILIATE by a COMPANY shall not be applicable to the Beneficiaries.


ARTICLE 2. The Amendment shall take effect from the day of the official listing on the New York Stock Exchange of the majority of the shares issued by [AMERICAN NATIONAL CAN GROUP Incorporated]. The Amendment shall remain in effect until August 30, 1999, the date of expiration of the Agreement.

ARTICLE 3. The provisions of the Amendment are incorporated into the Agreement, the entirety of the provisions of the latter being applicable to the former, subject to those express modifications set forth above.



Made at Paris, on this               day of
In two (2) copies



For Pechiney                                         For the Bank




Mr. [  ]                                                          Mr. [  ]

                                     ANNEX 1


                              LIST OF BENEFICIARIES

Nacanco Paketleme Sanayi Ve Ticaret A.S., a company with administrative offices in Manisa, Turkey
ADDRESS: Organize San Bolgesi, Manisa, TURKEY

American National Can Company, a company with administrative offices in Chicago, Illinois (United States of America)
ADDRESS: 8770 West Bryn Mawr Ave., Chicago, IL 60631-3542 USA.

American National Overseas Corp., a company with administrative offices in Chicago, Illinois (United States of America)
ADDRESS: 8770 West Bryn Mawr Ave., Chicago, IL 60631-3542 USA.

American National Can Canada Inc., a company with administrative offices in Brampton, Ontario (Canada)
ADDRESS: 180, Walker Drive, Brampton, Ontario, L6T IV8, Canada.

Nacanco Deutschland GmbH, a company with administrative offices in Gelsenkichen, Germany
ADDRESS: Emscherstrasse 46, 4650 Gelsenkirschen-Buer, Germany.

Nacanco Limited, a company with administrative offices in Luton, England
ADDRESS: 100 Capability Green, Luton, Bedfordshire LU1 3LG, UK.

Nacanco Service Europe Limited, a company with administrative offices in Luton, England
ADDRESS: 100 Capability Green, Luton, Bedfordshire LU1 3LG, UK.

Nacanco France, a company (societe anonyme) with administrative offices in Mont, France
ADDRESS: Usine de Mont, 64300, Mont, France.

Nacanco SA, a company (societe anonyme) with administrative offices in Gravelines, France
ADDRESS: Usine de Gravelines, route des Vignots, ZIP des Huttes, 59820 Gravelines, France.

American National Can Asia Pacific Limited, a company with administrative offices in Cause Bay, Hong Kong
ADDRESS: 311 Gloucester Road, 2506 Windsor House, Causeway BAY, Hong Kong.

Nacanco Ireland Limited, a company with administrative offices in Waterford, Eire
ADDRESS: Waterford Industrial Estate, Cork Road, Waterford, Ireland.

Nacanco Spa, a company with administrative offices in Nogara, Italy
ADDRESS: Via Molina di Sopra 64, Zone Industriale di Nogara, 37054 Nogara (Verona), Italy.

National Italiana Srl, a company with administrative offices in Pianella (Salerno), Italy
ADDRESS: Contrada Conoscopane, 65019 Pianella, Italy.

National Can Iberica SA, a company with administrative offices in Valdemorillo, Spain
ADDRESS: Cira Comarcal-600 KM 35, 28210 Valdemorillo (Madrid), Spain.

American National Can Holdings (Europe) BV, a company with administrative offices in Luton, England
ADDRESS: 100 Capability Green, Luton, Bedfordshire LU1 3LG, UK.

Avenant-netting-2-25/6/99
Projet aux fins de discussion uniquement



                                    ANNEXE 2

                                   GUARANTEE



Reference is made to the agreement dated [ ] 1999 (the "Amendment") entered into between Pechiney a company incorporated under the laws of France and having its registered office at 7 place du Chancelier Adenauer, 75116 Paris (France) ("Pechiney"), Banque de Neuflize Schlumberger Mallet a company incorporated under the laws of France and having its registered office at 3 avenue Hoche, 75008 Paris (France) (the "Bank") and AMERICAN NATIONAL CAN GROUP Incorporated a company incorporated under the laws of the State of Illinois and having its registered office at [ ] (United States of America) ("ANC GROUP Inc."), pursuant to which the netting agreement dated July 21, 1995 (the "Netting Agreement") has been amended, in order to maintain as Parties to the Netting Agreement, until September 3, 1999 the "Beneficiares" as defined in the Netting Agreement, even though the "Beneficiares" are not anymore "FILIALES" as defined in the Netting Agreement.

In accordance with the Amendment, ANC GROUP Inc. hereby unconditionally and irrevocably undertakes, without any right to raise any exceptions whatsoever, to:

(i) pay on first demand of the Bank and without delay, all the sums which are due by the "Beneficiares" to the Bank pursuant to the Netting Agreement as amended by the Amendment;

(ii) guarantee vis-a-vis the Bank all the obligations of the "Beneficiares" under the Netting Agreement as amended by the Amendment.

This guarantee will come into force on the date of effect of the Amendment and will remain fully valid and in full force until the complete fulfilment of the "Beneficiares" obligations under the Netting Agreement as amended by the Amendment.

ANC GROUP Inc. represents and warrants that it has full authority, power and capacity to enter into and carry out its obligations under this guarantee.

Terms used in this guarantee which are defined in the Netting Agreement and the Amendment shall have the meaning given to them in the Netting Agreement and the Amendment.

This guarantee shall be governed by French Law regardless conflict of law rules. Any dispute arising out of or in connection with shall be exclusively submitted to the competent courts in the jurisdiction of the Cour d'appel of Paris



In [ ], on [ ] 1999



ANC GROUP Inc.






-----------------------------------
By:
Title:

Avenant-netting-2-25/6/99
Projet aux fins de discussion uniquement


                                    ANNEXE 3

                                   GUARANTEE

Reference is made to the agreement dated [ ] 1999 (the "Amendment") entered into between Pechiney a company incorporated under the laws of France and having its registered office at 7 place du Chancelier Adenauer, 75116 Paris (France) ("Pechiney"), Banque de Neuflize Schlumberger Mallat a company incorporated under the laws of France and having its registered office at 3 avenue Hoche, 75008 Paris Paris (France) (the "Bank") and AMERICAN NATIONAL CAN GROUP Incorporated a company incorporated under the laws of the State of Illinois and having its registered office at [ ] (United States of America) ("ANC GROUP Inc."), pursuant to which the netting agreement dated July 21, 1995 (the "Netting Agreement") has been amended, in order to maintain as Parties to the Netting Agreement, until September 3, 1999 the "Beneficiaires" as defined in the Netting Agreement, even though the "Beneficiaires" are not anymore "FILIALES" as defined in the Netting Agreement.

In accordance with the Amendment, ANC GROUP Inc. hereby unconditionally and irrevocably undertakes, without any right to raise any exceptions whatsoever, to:

(i) pay on first demand of Pechiney and without delay, all the sums which are due by the "Beneficiaires" to the Pechiney and/or the "SOCIETES" as defined in the Netting Agreement pursuant to this Netting Agreement as amended by the Amendment;

(ii) guarantee vis-a-vis Pechiney all the obligations of the "Beneficiaires" under the Netting Agreement as amended by the Amendment;

(iii) guarantee vis-a-vis Pechiney the obligations of the "Beneficiaires" under the installation and implementation proceeding of the software to be used in order to carry out the netting operations after September 3, 1999.

This guarantee will come into force on the date of effect of the Amendment and will remain fully valid and in full force until the complete fulfilment of the "Beneficiaires" obligations under the Netting Agreement as amended by the Amendment.

ANC GROUP Inc. represents and warrants that it has full authority, power and capacity to enter into and carry out its obligations under this guarantee.

Terms used in this guarantee which are defined in the Netting Agreement and the Amendment shall have the meaning given to them in the Netting Agreement and the Amendment.

This guarantee shall be governed by French Law regardless conflict of law rules. Any dispute arising out of or in connection with shall be exclusively submitted to the competent courts in the jurisdiction of the Cour d'appel of Paris



In [ ], on [ ] 1999


ANC Group Inc.




-----------------------------
By:
Title: